SUPPLEMENTAL RETIREMENT PLAN
FOR EXECUTIVES OF
EQUIFAX INC.

As Amended And Restated Effective As Of January 1, 2016,
Except Where Otherwise Noted

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SUPPLEMENTAL RETIREMENT PLAN FOR
EXECUTIVES OF EQUIFAX INC.

PREAMBLE
Effective as of January 1, 2004, Equifax Inc. (the “Company”) established the Supplemental Retirement Plan for Executives of Equifax Inc. (“Plan”), which was designed to be a supplemental retirement plan covering a select group of management and highly compensated employees of the Company and its Subsidiaries. The benefits under the Plan are unfunded and all amounts payable under the Plan shall be paid from the general assets of the Employer which employs the Participant. The Plan was amended and restated effective as of January 1, 2005 (except where otherwise noted) and has subsequently been amended in a number of respects. The Company now desires to amend and restate the Plan effective as of January 1, 2016 to incorporate the prior amendments to the Plan, to provide for changes to the vesting schedule for certain future benefit accruals and for certain other purposes.

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ARTICLE I DEFINITIONS AND CONSTRUCTION
1.1	Definitions	1
	(a) Accrued Benefit	1
	(b) Actuarial (or Actuarially) Equivalent	1
	(c) Adopting Employer	1
	(d) Authorized Leave of Absence	1
	(e) Average Annual Compensation	1
	(f) Beneficiary	2
	(g) Board	2
	(h) Bonus	2
	(i) Break in Service	2
	(j) Code	2
	(k) Company	2
	(m) Covered Compensation	3
	(n) Disability Retirement Date	3
	(o) Early Retirement Date	3
	(p) Effective Date	3
	(q) Eligible Spouse	3
	(r) Equifax Pension Plan	3
	(s) Equifax Pension Plan Benefit	4
	(t) ERISA	4
	(u) Executive	4
	(v) Final Average Annual Earnings	4
	(w) Hour of Service	4
	(x) Late Retirement Date	5
	(y) Non-Retirement Eligible Participant	5
	(z) Normal Retirement Date	5
	(aa) Participant	5
	(bb) Plan Administrator	5
	(cc) Plan	5
	(dd) Plan Year	6
	(ee) Post-2015 Accrued Benefit	6
	(ff) Pre-2016 Accrued Benefit	6
	(gg) Restoration Benefit	6
	(hh) Retirement (Retire)	6
	(ii) Retirement Eligible Participant	6
	(jj) Section 401(a)(17) Limitation	6
	(kk) Section 409A	6
	(ll) SERP Benefit	6
	(mm) Termination Date	6

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(Continued)

Page

	(nn) Total and Permanent Disability	6
	(oo) Vested Participant	7
	(pp) Year of Benefit Service	7
	(qq) Year of Senior Executive Officer Service	7
	(rr) Year of Vesting Service	7
	(ss) CIC GPAC	7
1.2	Construction	8

ARTICLE II PARTICIPATION AND BREAK IN SERVICE		9

2.1	Eligibility for Participation	9
2.2	Break in Service	9
2.3	Participants Bound	9
2.4	Transfers	9
	(a) When Executive Becomes A Participant	9
	(b) Accrued Benefit Upon Transfer To A Non-Eligible Status	10

ARTICLE III RETIREMENT AND TERMINATION DATES; FORMS OF PAYMENT		11

3.1	Normal Retirement Benefit	11
3.2	Late Retirement Benefit	11
3.3	Early Retirement Benefit	11
	(a) SERP Benefit	12
	(b) Restoration Benefit	12
3.4	Disability Retirement Benefit	12
3.5	Vested Participant Benefit	13
3.6	Termination Prior to Completion of Vesting Requirements	14
3.7	Normal Form of Payment of Accrued Benefit	14
3.8	Optional Forms of Paymen	14
	(a) Ten Years Certain and Life Annuity Option	14
	(b) Joint and Survivor Annuity Option	15
	(c) Life Annuity	15
3.9	Benefits Upon A Change In Control	15
	(a) In General	15
	(b) Change in Control	15
	(c) Definitions	16
3.10	Delayed Payments To Specified Employees	17

ARTICLE IV RETIREMENT BENEFITS		18

4.1	Normal Retirement Benefit	18
	(a) SERP Benefit	18
	(b) Restoration Benefit	18

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(Continued)

Page

	(c) Equifax Pension Plan Benefit	19

ARTICLE V PRE-RETIREMENT DEATH BENEFITS		20

5.1	In General	20
5.2	Death Prior to Eligibility for Retirement or a Vested Participant Benefit	20
5.3	Death of Married Participant After Attaining Eligibility for Vested Participant Benefit	20
5.4	Death of Married Participant After Attaining Eligibility for Early or Normal Retirement	20
5.5	Death of Unmarried Participant Entitled To SERP Benefit	21

ARTICLE VI ADMINISTRATION		22

6.1	General Duties	22
6.2	Application and Forms For Benefit	22
6.3	Facility of Payment	23
6.4	Company to Furnish Information	23
6.5	Plan Administrator to Furnish Other Information	23
6.6	Claims Procedure	23

ARTICLE VII PLAN FINANCING		25

ARTICLE VIII AMENDMENT; TERMINATION		26

8.1	Amendment	26
8.2	Right to Terminate	26

ARTICLE IX MISCELLANEOUS		27

9.1	Nonguarantee of Employment	27
9.2	Rights Under Plan	27
9.3	Nonalienation of Benefits	27
9.4	Headings for Convenience Only	27
9.5	Multiple Copies	27
9.6	Governing Law	27
9.7	Taxes	27
9.8	Successor Company	28
9.9	Conformance with Section 409A	28

APPENDIX A ELIGIBLE SENIOR EXECUTIVE OFFICERS

APPENDIX B ELIGIBLE EXECUTIVE OFFICERS

APPENDIX C PARTICIPATION OF RICHARD F. SMITH

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ARTICLE I
DEFINITIONS AND CONSTRUCTION
1.1    Definitions: Where the following words and phrases appear in this Plan, they shall have the meanings set forth below, unless the context clearly indicates to the contrary:
(a)    Accrued Benefit: Subject to adjustment as hereinafter provided, with respect to any Participant at any time, the benefit payable to the Participant as determined in accordance with Article IV. A Non-Retirement Eligible Participant’s Accrued Benefit will be divided into two parts, his Pre-2016 Accrued Benefit and his Post-2015 Accrued Benefit, and the vesting provisions of Section 3.5 shall be applied separately to each portion of his Accrued Benefit. The determination of a Participant’s Accrued Benefit (including, if applicable, the apportionment between his Pre-2016 Accrued Benefit and Post-2015 Accrued Benefit) shall be made by the Plan Administrator in good faith in a consistent manner with respect to all Participants and its decisions on such matters shall be binding and conclusive on all parties.
Notwithstanding the foregoing, if a Participant who received a distribution or distributions from the Plan following his Termination Date or Retirement is re-employed and again becomes an active Participant, such Participant’s Accrued Benefit, as computed pursuant to this Section after his re-employment, shall be reduced by the monthly Accrued Benefit amount that is the Actuarial Equivalent of the distribution(s) made to the Participant.
(b)    Actuarial (or Actuarially) Equivalent: For purposes of determining the equivalent value of optional forms of benefits under Section 3.8, the Actuarial Equivalent factors shall be determined by use of the following assumptions: (i) an interest rate of 6% per annum and (ii) the RP-2000 Combined Healthy Mortality Table with a 50/50 Blend of Male and Female Rates (which factors may be changed from time to time by the Company), provided that in determining the amount of the lump sum payment under Section 3.7, or the five annual installment payments under Section 5.5, the applicable interest rate used shall be the Moody’s AA corporate bond rate as in effect at the end of the month two (2) months prior to the date the payment is scheduled to commence.
(c)    Adopting Employer: An employer that, with the consent of the Company, adopts the Plan for the benefit of one or more of its Executives, in accordance with such terms and conditions as may be imposed by the Company.
(d)    Authorized Leave of Absence: Any absence authorized by the Company, provided that the Participant returns within the period specified in the Authorized Leave of Absence.
(e)    Average Annual Compensation: The applicable annual amount determined by taking the monthly average of the Participant’s Compensation over the applicable thirty-six (36) consecutive month period which produces the highest amount and multiplying such

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monthly amount by twelve (12). If, as of December 31, 2015, a Non-Retirement Eligible Participant has less than 36 months of Compensation, such Participant’s Average Annual Compensation shall be determined by taking the monthly average of the months for which he had Compensation and multiplying such monthly amount by twelve (12).
(f)    Beneficiary: The person or persons last designated in writing by the Participant on a form provided by the Plan Administrator to receive benefits under Sections 3.8(a) or (b) or Article V of the Plan in the event of the Participant’s death. If, at any time, no Beneficiary has been validly designated by a Participant, or the validly designated Beneficiary is no longer living or no longer exists, whichever is applicable, then the Participant’s Beneficiary shall be deemed to be the Participant’s Eligible Spouse or, if no such Eligible Spouse is then living, the Participant’s estate; provided, however, nothing in this Section shall be interpreted so as to require a benefit for any Beneficiary except as set forth elsewhere in this Plan. Once a Participant’s or Beneficiary’s (as applicable) benefits have commenced, the Beneficiary of a Participant hereunder may not be changed.
(g)    Board: The Board of Directors of Equifax Inc.
(h)    Bonus: The amount paid to an Executive during the year under the Company’s annual incentive bonus program, and the amount of any other short-term cash incentive bonuses, including spot awards, lump sum cash merit payments, and retention bonuses.
(i)    Break in Service: A One Year Break in Service is a Plan Year in which the Participant is credited with 500 or fewer Hours of Service, which may result in a cancellation of the Participant’s previous Years of Benefit Service as provided in Section 2.2.
(j)    Code: The Internal Revenue Code of 1986, as amended.
(k)    Company: Company shall mean Equifax Inc. (or its successor or successors). Affiliated or related employers that are permitted to adopt the Plan with the consent of the Company shall be known as Adopting Employers. To the extent required by certain provisions (e.g., determining Average Annual Compensation and Years of Benefit Service), references to the Company shall include the Adopting Employer of the Participant.
(l)    Compensation: Subject to adjustment as provided in the next sentence, “Compensation” shall be the Participant’s base salary for the period during which he is employed by the Company, and any Bonus paid during his employment. In either case, Compensation shall include any amounts of salary or Bonus which shall be voluntarily deferred by the Participant under any salary or bonus deferral or reduction program (whether qualified or non-qualified) which may be instituted by the Company, but Compensation shall not include any earnings or Company match on these deferred amounts, or payments from such programs or payments from any similar salary deferral or bonus deferral programs, or any income from long-term cash incentive programs, stock options, stock appreciation rights, restricted stock, restricted stock units or similar grants. A Participant’s Compensation for calendar years prior to the Effective Date during which he was employed by the Company or

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a predecessor shall be credited under this Plan. The Section 401(a)(17) limitation shall not apply to the determination of Compensation.
(m)    Covered Compensation: The term “Covered Compensation” shall have the same meaning as provided in the Equifax Pension Plan.
(n)    Disability Retirement Date: The date of Retirement due to Total and Permanent Disability as specified in Section 3.4.
(o)    Early Retirement Date: The last day of the month following the date the Participant attains age 55 and completes at least five (5) Years of Vesting Service.
(p)    Effective Date: The date this amended and restated Plan is effective, January 1, 2016, except where otherwise noted.
(q)    Eligible Spouse: “Eligible Spouse” means the legal spouse of a Participant to whom the Participant is married on the earlier of the date of commencement of the Participant’s Retirement Benefit or Vested Participant Benefit, or the date of the Participant’s death, as follows –
(i)    Effective from and after June 26, 2013, a Participant’s “legal spouse” means the individual to whom the Participant is considered to be legally married as of the applicable time, which shall include both opposite sex and same sex spouses. However, a legal spouse shall only include a same sex spouse if the marriage was validly entered into in a state or foreign country at a time when the state or foreign country’s laws authorized the marriage of two individuals of the same sex (regardless of whether the Participant and/or same sex spouse reside in a state or foreign country that does not recognize the validity of same-sex marriages). Both common law opposite sex and same sex legal spouses are recognized provided the marriage was formed in a state or foreign country that permits the formation of common law marriages and at a time when such state or foreign country permitted the formation of common law marriages.

(ii)    For periods prior to June 26, 2013, a “legal spouse” means (i) the individual is of the opposite gender as the Participant, (ii) the individual and the Participant are considered to be legally married as of the applicable time (including a common law marriage, if the common law marriage was formed in and at the time when the state permitted the formation of common law marriage), and (iii) the marriage of the individual and the Participant is currently recognized as valid in the state where the Participant resides as of the applicable time.

(r)    Equifax Pension Plan: Effective January 1, 2010, the tax-qualified retirement plan known as the Equifax Inc. U.S. Retirement Income Plan, as it may be amended from

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time to time (or any successor plan). Prior to January 1, 2010, the references to Equifax Pension Plan shall also include the Equifax Inc. Pension Plan, as amended.
(s)    Equifax Pension Plan Benefit: The accrued benefit payable to a Participant under the Equifax Pension Plan.
(t)    ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.
(u)    Executive: Any person who (i) is classified by the Company as an executive officer of the Company (or an Adopting Employer), (ii) is receiving remuneration for personal services rendered to the Company (or an Adopting Employer), and (iii) is designated by the Board or Compensation Committee of the Board (as appropriate) as eligible to participate in the Plan and who is listed on an Appendix attached hereto. An Executive who is designated as eligible to participate will be further classified on an Appendix as a “Senior Executive Officer” or an “Executive Officer” with respect to participation in the Plan and the Board or Compensation Committee may change the Participant’s designation from time to time.
(v)    Final Average Annual Earnings: The term “Final Average Annual Earnings” shall have the same meaning as provided in the Equifax Pension Plan, except that the Section 401(a)(17) limitation shall not apply.
(w)    Hour of Service: An Hour of Service is calculated in accordance with the following:
(i)    A Participant shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Company for the performance of services.
(ii)    A Participant shall also receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by the Company on account of a period of time during which no services are performed due to vacation, holiday, illness, incapacity (including short-term disability or a period during which a Participant incurs a Total and Permanent Disability), layoff, jury duty, military duty or leave of absence; provided, however, that:
(A)    No more than 501 Hours of Service shall be credited because of this subsection (ii) to a Participant on account of any single continuous period during which the Participant performs no services (whether or not said period occurs in a single computation period);
(B)    An hour for which a Participant is directly or indirectly paid or entitled to payment on account of a period during which no services are performed shall not be credited to a Participant if said payment is made or due under a plan

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maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; and
(C)    Hours of Service shall not be credited for a payment which reimburses a Participant solely for medical or medically related expenses incurred by the Participant.
(iii)    The Participant shall be credited with 190 Hours of Service for each month for which such Participant would be required to be credited with at least one Hour of Service, in accordance with this Section.
(iv)    If a Participant is absent from service with the Company as a result of a maternity/paternity absence, then the Participant will be credited with up to 501 Hours of Service with respect to the period of maternity/paternity absence, solely for purposes of determining whether the Participant incurs a One Year Break in Service.
(v)    The Plan Administrator (or its designee) shall have the authority to determine the crediting of Hours of Service to Participants in accordance with such rules as the Plan Administrator may establish.
(x)    Late Retirement Date: The date of Retirement subsequent to a Participant’s Normal Retirement Date as specified in Section 3.2.
(y)    Non-Retirement Eligible Participant: A Participant who as of the Effective Date has not satisfied the requirements for Early Retirement, Normal Retirement, Late Retirement or Disability Retirement under the Plan or has less than three (3) years of Senior Executive Officer Service. A Non-Retirement Eligible Participant shall have his Accrued Benefit divided between his Pre-2016 Accrued Benefit and his Post-2015 Accrued Benefit.
(z)    Normal Retirement Date: The last day of the month in which the Participant attains age 65.
(aa)    Participant: An Executive participating in the Plan in accordance with the provisions of Section 2.1.
(bb)    Plan Administrator: The Compensation Committee of the Board, provided that the Committee may delegate to any person or committee authority to perform all or any portion of the duties and responsibilities of the Plan Administrator under the Plan; provided that, upon a Change in Control of the Company, as defined in Section 3.9, the Plan Administrator shall be the CIC GPAC (as defined in Section 1.1 (ss)); provided, further, that the Plan Administrator shall become the CIC GPAC upon a Change in Control event defined in Section 3.9(b)(i) where a Person acquires 20% or more but less than 50% of the combined voting power of the Company’s Voting Stock only if the Compensation Committee of the Board of Directors determines that such acquisition is a Change in Control for purposes of this Section.

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(cc)    Plan: The Supplemental Retirement Plan for Executives of Equifax Inc., the Plan set forth herein, as it may be amended from time to time.
(dd)    Plan Year: A twelve (12) month period beginning on January 1 and ending on December 31.
(ee)    Post-2015 Accrued Benefit: The Non-Retirement Eligible Participant’s total Accrued Benefit minus the Participant’s Pre-2016 Accrued Benefit.
(ff)    Pre-2016 Accrued Benefit: A Non-Retirement Eligible Participant’s Accrued Benefit determined as of December 31, 2015, based upon his Years of Benefit Service, Years of Senior Executive Officer Service, Compensation, Average Annual Compensation and Final Average Annual Earnings as of December 31, 2015.
(gg)    Restoration Benefit: The supplemental retirement benefit which can be earned by Executive Officers and Senior Executive Officers, as provided for in Section 4.1(b).
(hh)    Retirement (Retire): The Participant’s separation from service for reasons other than death after a Participant has fulfilled all of the requirements for Normal Retirement, Late Retirement, Early Retirement, or Disability Retirement. Retirement shall be considered as commencing on the last day of the month coincident with or immediately following a Participant’s last day of employment (or Authorized Leave of Absence, if later).
(ii)    Retirement Eligible Participant: A Participant who as of the Effective Date has satisfied the requirements for Early Retirement, Normal Retirement, Late Retirement or Disability Retirement under the Plan and with respect to his SERP Benefit, has three (3) or more years of Senior Executive Officer Service.
(jj)    Section 401(a)(17) Limitation: The limitation on a Participant’s compensation that may be used for benefit calculation purposes that is set forth in Code Section 401(a)(17).
(kk)    Section 409A: Section 409A of the Code and the regulations and rulings thereunder.
(ll)    SERP Benefit: The supplemental retirement benefit, which can be earned by Senior Executive Officers, as provided for in Section 4.1(a).
(mm)    Termination Date: The date the Executive separates from service with the Company (and the Adopting Employers) for reasons other than death or Retirement.
(nn)    Total and Permanent Disability: A Participant will be considered to have incurred a “Total and Permanent Disability” under the Plan if the Participant has been determined to be “Disabled” (i) under the Company’s long-term disability plan covering the Executive, or (ii) in accordance with standards established by the Plan Administrator based on Executive’s inability to perform his duties as a result of an injury or sickness. The Plan

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Administrator’s determination of Total and Permanent Disability shall be made in a manner consistent with the requirements of Section 409A.
(oo)    Vested Participant: A Participant who has satisfied the requirements for vesting set forth in Section 3.5 as of the Participant’s Termination Date, but prior to achieving eligibility for Retirement.
(pp)    Year of Benefit Service: The Participant’s Years of Benefit Service shall be (i) the Participant’s Years of Benefit Service credited under the Plan as of December 31, 2015, plus (ii) each Plan Year commencing on or after January 1, 2016 in which the Participant is credited with 1,000 or more Hours of Service, provided the Participant will also receive a Year of Benefit Service for the Plan Year in which he terminates employment if he is eligible for Early Retirement, Normal Retirement or has incurred a Total and Permanent Disability as of his Termination Date (regardless of the number of Hours of Service he is credited with in such Plan Year). An Executive who becomes a Participant in the Plan shall receive credit for Years of Benefit Service as provided in Section 2.4(a) and to the extent not otherwise credited, for other periods of service designated for the Participant on an Appendix attached hereto. The Plan Administrator (or its designee) shall have the authority to determine the Participant’s Years of Benefit Service in accordance with rules and procedures established by the Plan Administrator (or its designee).
(qq)    Year of Senior Executive Officer Service: A Participant shall be credited with one (1) Year of Senior Executive Officer Service (i) for each Plan Year during which he is a Participant in this Plan and actively employed as a Senior Executive Officer (as determined by the Plan Administrator) and is credited with 1,000 Hours of Service as a Senior Executive Officer, (ii) if not otherwise credited under (i), the Plan Year during which he terminates employment and is eligible for Early Retirement or Normal Retirement under the terms of the Plan as of his Termination Date (regardless of the number of Hours of Service he is credited with in such Plan Year), and (iii) any other years of Senior Executive Officer Service credited under Section 2.4(a) or to the extent not otherwise credited, other periods of service designated for the Participant on an Appendix attached hereto. The Plan Administrator (or its designee) shall have the authority to determine the Participant’s Years of Senior Executive Officer Service in accordance with rules and procedures established by the Plan Administrator (or its designee).
(rr)    Year of Vesting Service: A Participant’s Years of Vesting Service shall be (i) the Participant’s Years of Vesting Service credited under the Plan as of December 31, 2015, (ii) each Plan Year commencing on or after January 1, 2016 in which the Participant is credited with 1,000 or more Hours of Service, and (iii) for any other Years of Vesting Service credited under Section 2.4(a) or to the extent not otherwise credited, other periods of service designated for the Participant on an Appendix attached hereto.
(ss)    CIC GPAC: CIC GPAC shall mean those specific persons who constituted the members of the “Group Plans Administrative Committee” (or a committee that is a

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successor to such Committee) of the Company immediately prior to the Change in Control. In the event that, following a Change in Control that results in the CIC GPAC becoming the Plan Administrator, an individual member or members resigns from membership on the CIC GPAC or is unable to continue to serve due to death or disability, then the remaining member or members shall appoint a successor, who may or may not be a Participant. If the remaining member or members do not appoint a successor member within 45 days after receiving notice of the resignation or inability to serve of a member, then the entity then serving as Trustee of the Trust established to assist the Company in meeting its liabilities under the Plan will have the power to designate a successor member who must, however, be a Participant. In making such designation, such Trustee shall select the Participant or Participants who have the greatest present value of Accrued Benefits remaining due under the Plan as of the date of such designation.
1.2    Construction: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or Section.
ARTICLE II
PARTICIPATION AND BREAK IN SERVICE
2.1    Eligibility for Participation
(a)    In General - An Executive designated (either by name or by title) on an Appendix attached hereto shall become a Participant in this Plan on the later of January 1, 2004 or the date designated in the Appendix, subject to the conditions and limitations provided for herein and in the Appendix. A former Participant who is rehired may again become a Participant upon again being designated as eligible to participate in the Plan. No new Participants shall be added to the Plan after January 1, 2016.
(b)    Special Eligibility – The Board or the Compensation Committee of the Board may provide on an Appendix for special provisions, conditions or limitations with respect to the participation in the Plan by any Executive designated as eligible to participate in the Plan.
2.2    Break in Service: Upon Retirement, death or other termination of employment, a Participant’s rights and benefits under the Plan shall be determined in accordance with his Years of Vesting Service, Years of Benefit Service, Years of Senior Executive Officer Service, Final Average Annual Earnings, Average Annual Compensation, and other applicable Plan provisions at the time of termination of employment. If a Participant incurs a Break in Service and is later rehired by the Company and becomes eligible to participate in the Plan, his prior Years of Benefit Service and Years of Senior Executive Officer Service shall be counted for purposes of determining his Accrued Benefit subsequent to rehire,

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provided that if the Participant received payments from the Plan during his Break in Service period, his Accrued Benefit shall be adjusted in the manner provided in Section 1.1(a).
2.3    Participants Bound: Each Executive becoming a Participant hereunder shall be conclusively presumed for all purposes to have consented to this Plan and any amendments, modifications or revisions hereto, and to all the terms and conditions thereof, and shall be bound thereby with the same force and effect as if he had entered into a contract to such effect and any amendments, modifications or revisions hereto.
2.4    Transfers: The following rules shall apply when an Executive transfers to or from eligibility for participation in the Plan while an employee of the Company:
(a)    When Executive Becomes A Participant: An Executive of the Company who becomes a Participant under this Plan in accordance with Section 2.1, shall have his Final Average Annual Earnings, Compensation, Years of Benefit Service, Years of Senior Executive Officer Service, and Years of Vesting Service for periods prior to the date he becomes a Participant in the Plan count for purposes of this Plan, unless otherwise provided in an Appendix applicable to such Participant.
(b)    Accrued Benefit Upon Transfer To A Non-Eligible Status: If a Participant becomes ineligible to participate but remains in employment with the Company, his Accrued Benefit under this Plan will be determined as though his becoming ineligible to participate were a termination of employment, and his Termination Date will be deemed to be the date of his ineligibility. A Participant shall not be eligible to receive benefits from this Plan until the Participant terminates employment with the Company and all affiliated employers. A former Participant’s earnings, compensation and service after the date of ineligibility to participate shall not be counted under this Plan for any purposes, including for determining the amount of a Participant’s benefits, unless otherwise provided in an Appendix applicable to such former Participant; provided, however, that future increases in the Participant’s benefit under the Equifax Pension Plan shall reduce the Participant’s benefit under this Plan in accordance with Article IV.

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ARTICLE III
RETIREMENT AND TERMINATION DATES; FORMS OF PAYMENT
3.1    Normal Retirement Benefit: A Participant may retire on his Normal Retirement Date, on which date he shall be fully vested, and his Normal Retirement Benefit shall commence as of the first day of the calendar month next following his Normal Retirement Date. The Participant’s Normal Retirement Benefit shall be determined in accordance with Section 4.1 and shall be payable in the normal form described in Section 3.7, subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8, and to Section 3.9.
3.2    Late Retirement Benefit: When permitted by Company policy, a Participant may continue his employment beyond his Normal Retirement Date and in such event his Late Retirement Benefit shall commence as of the first day of the calendar month coinciding with or next following the date of his actual Retirement. The Participant’s Late Retirement Benefit shall be determined in accordance with Section 4.1 and shall be payable in the normal form described in Section 3.7, subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8, and to Section 3.9.
3.3    Early Retirement Benefit: A Participant may retire on or after his Early Retirement Date and prior to his Normal Retirement Date and be entitled to an Early Retirement Benefit. If he retires early, the Participant’s benefit shall be equal to his Normal Retirement Benefit determined in accordance with Section 4.1, payable in the normal form described in Section 3.7 (subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8 and to Section 3.9) and payment shall commence as of the first day of the calendar month next following the Participant’s Early Retirement Date reduced in the manner provided below (to the extent applicable to each type of benefit) and in the manner provided in Section 4.1(c). Subject to Section 3.8, a Participant may elect to commence his Retirement Benefit on his Normal Retirement Date or as of the first day of any calendar month which precedes his Normal Retirement Date (subject to the reductions provided below). The Participant’s election to delay the commencement of his Early Retirement Benefit shall be made at the time he becomes a Participant in the Plan or at such other time as may be permitted under Section 409A, including any transition rules. A Participant may not less than 12 months prior to his Early Retirement Date elect to change the start date of his payments for his Retirement Benefit, provided that (i) only one such change is permitted and after such election change, the election is irrevocable; (ii) the payment date for the Participant’s Early Retirement Benefit will be deferred for 5 years (but such delay shall not apply to his Normal Retirement Benefit); and (iii) the election shall not be effective for 12 months.

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(c)    SERP Benefit:

Age At Which Benefits Commence	Early Retirement Factor
65	100%
64	100%
63	100%
62	100%
61	100%
60	100%
59	97%
58	94%
57	91%
56	88%
55	85%
(d)    Restoration Benefit:

Age At Which Benefits Commence	Early Retirement Factor
65	100%
64	97%
63	94%
62	91%
61	88%
60	85%
59	80%
58	75%
57	70%
56	65%
55	60%

3.4    Disability Retirement Benefit: A Participant shall be eligible for a Disability Retirement Benefit if he retires by reason of Total and Permanent Disability and his Disability Retirement Date shall be the day next following the day on which the Participant is deemed to have a Total and Permanent Disability as defined in Section 1.1(ii). The amount of the Participant’s Disability Retirement Benefit shall be equal to his Normal Retirement Benefit as of his Disability Retirement Date. A Disability Retirement Pension shall commence as of the first day of the calendar month next following the Participant’s Normal Retirement Date and shall be payable in the normal form described in Section 3.7 (subject to the right of the Participant to elect an optional form of payment as provided in Section 3.8 and to Section 3.9). The Committee may in its sole discretion provide that a

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Participant who has a Total and Permanent Disability will be credited with additional Years of Benefit Service after the Participant’s Disability Retirement Date.
3.5    Vested Participant Benefit:
(a)    A Retirement Eligible Participant and, with respect to his Pre-2016 Accrued Benefit, a Non-Retirement Eligible Participant, shall become vested (i) in his SERP Benefit upon completion of three (3) Years of Senior Executive Officer Service and (ii) in his Restoration Benefit upon completion of five (5) Years of Vesting Service. Any such Participant who has less than three (3) Years of Senior Executive Officer Service shall not be entitled to any SERP Benefit under the Plan (but such Participant may be entitled to a Restoration Benefit). If any such Participant who is vested in his Restoration Benefit has accrued Senior Executive Officer Service but less than three years of such service, his years of Senior Executive Officer Service will be counted as Years of Benefit Service for purposes of determining his Restoration Benefit.
(b)    A Non-Retirement Eligible Participant shall become vested in his Post-2015 Accrued Benefit only if he qualifies for Early Retirement, Normal Retirement, Late Retirement or Disability Retirement under the Plan on his Termination Date or if earlier, on the date he ceases to be an active Participant in the Plan, and with respect to his SERP Benefit, only if he has been credited with three (3) Years of Senior Executive Officer Service under Section 1.1(qq)(i).
(c)    A Vested Participant shall be entitled to a benefit equal to his Accrued Benefit (or the portion of his Accrued Benefit in which he is vested), payable at his Normal Retirement Date in the normal form described in Section 3.7. The benefit of a Vested Participant will commence as of the first day of the calendar month next following the date he attains age 55 and in such event, the Participant’s Vested Benefit shall be reduced as provided in the next paragraph of this Section 3.5, provided that any portion of a Vested Participant’s benefit that is a vested SERP Benefit shall be reduced as provided in Section 3.3(a). A Vested Participant may elect to delay commencement of his Vested Benefit to his Normal Retirement Date, or as of the first day of any month after age 55 which precedes his Normal Retirement Date at the time he becomes a Participant in the Plan or at such other time as may be permitted by Section 409A, including any transition rules. A Participant who is actively employed may not less than 12 months prior to the date his Vested Benefit is scheduled to commence elect to change the start date of his payments for his Vested Benefit, provided that (i) only one such change is permitted and after such election change, the election is irrevocable; (ii) the payment date for the Participant’s Vested Benefit will be deferred for 5 years (but such delay shall not apply to his Normal Retirement Benefit); and (iii) the election shall not be effective for 12 months.
The reduction factors applicable to the Vested Participant’s benefit described in this Section 3.5 shall be as follows:

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Age at Which Benefits Commence	Early Retirement Factor
65 64 63 62 61 60 59 58 57 56 55	100.00% 93.33% 86.66% 80.00% 73.33% 66.66% 63.33% 60.00% 56.66% 53.33% 50.00%

3.6    Termination Prior to Completion of Vesting Requirements: Except in the event of a Participant’s death, Total and Permanent Disability, qualifying for Early Retirement, or attainment of his Normal Retirement Date, a Participant whose Termination Date occurs prior to meeting the vesting requirements of Section 3.5 shall be entitled to no benefits under this Plan.
3.7    Normal Form of Payment of Accrued Benefit: Subject to Section 3.9 below, the normal form of benefit payment of the Participant’s Normal Retirement Benefit shall be as follows: (i) if the Participant is not married to an Eligible Spouse at the date of benefit commencement, the benefit shall be payable monthly for the life of the Participant with no survivor benefits payable, and (ii) if the Participant has an Eligible Spouse at the date of benefit commencement, the normal form of payment shall be a joint and 50% survivor annuity which is the Actuarial Equivalent of the single life annuity, with the Eligible Spouse receiving after the Participant’s death a benefit equal to 50% of the monthly benefit the Participant was receiving. A Participant may elect to receive his Normal Retirement Benefit in one of the optional forms of payment provided in Section 3.8 below, provided that the Participant’s Eligible Spouse must consent in writing to the election of an optional form of payment. Any such optional form of payment shall be the Actuarial Equivalent of the normal form of benefit payment provided for in this Section 3.7. After the Participant’s termination of employment (or death), the Participant’s Accrued Benefit will automatically be paid in a lump sum if the Participant’s Accrued Benefit (or the pre-retirement death benefit payable pursuant to Article V) has an Actuarial Equivalent present value of the normal form of payment of $25,000 or less.
3.8    Optional Forms of Payment: In lieu of the normal form of payment of a Participant’s Normal Retirement Benefit described in Section 3.7, a Participant eligible for a benefit under the Plan may elect, in accordance with such procedures (including Eligible Spouse consent) and advance election requirements as the Plan Administrator may establish, to receive his Accrued Benefit in any of the optional forms listed below, which shall be the Actuarial Equivalent of the normal form in Section 3.7:

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(a)    Ten Years Certain and Life Annuity Option: A monthly income payable for the life of the Participant, except that payments are guaranteed for 120 months, regardless of whether the Participant survives such ten-year period. If the Participant dies before such 120 monthly payments have been made, the Participant’s Beneficiary will receive any remaining guaranteed monthly payments under this option (a); however, if the Beneficiary of the guaranteed payments dies after said payments begin but before the 120 monthly guaranteed payments have been made, the remaining payments will be paid to the estate of such Beneficiary.
(b)    Joint and Survivor Annuity Option: A monthly income payable for the life of the Participant with payments continuing after the Participant’s death to the Participant’s Beneficiary in an amount equal to 25%, 33%, 50%, 67%, 75% or 100% (according to the election of the Participant) of the monthly income that was being paid to the Participant. The survivor portion of the benefit is payable to the Participant’s Beneficiary beginning as of the first day of the month immediately following the Participant’s date of death and ending on the last day of the month coincident with or immediately prior to the Beneficiary’s date of death. If the designated Beneficiary dies before the Participant, no survivor benefits shall be payable.
(c)    Life Annuity: An annuity payable for the Participant’s life only with payments ceasing upon the Participant’s death.
3.9    Benefits Upon A Change In Control:
(a)    In General: Upon the occurrence of a Change in Control of the Company (as defined in subsection (b) below), the Accrued Benefits (including Accrued Benefits earned after the date of the Change in Control) of an active Participant shall become fully vested and nonforfeitable, and such Participant’s Accrued Benefit shall be paid in the manner and at the time provided in this Article III.
(b)    Change in Control: For purposes of this Plan, a Change in Control of the Company means the occurrence of any of the following events:
(i)    Voting Stock Accumulations. The accumulation by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company’s Voting Stock; provided that for purposes of this subparagraph (i), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company’s Voting Stock results from any acquisition of Voting Stock (A) directly from the Company that is approved by the Incumbent Board; (B) by the Company, (C) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (D) by any Person pursuant to a Business Combination that complies with all of the provisions of Clauses (A), (B) and (C) of subparagraph (ii); or

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(ii)    Business Combinations. Consummation of a Business Combination, unless, immediately following that Business Combination, (A) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (B) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (C) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for that Business Combination; or
(iii)    Sale of Assets. Consummation of a sale or other disposition of all or substantially all of the assets of the Company; or
(iv)    Liquidation or Dissolutions. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with all of the provisions of Clauses (A), (B), and (C) of subparagraph (ii).
(c)    Definitions: For purposes of this Section 3.9, the following additional definitions will apply:
(i)    “Beneficial Ownership” means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.
(ii)    “Business Combination” means a reorganization, merger or consolidation of the Company.
(iii)    “Eighty Percent (80%) Subsidiary” means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

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(iv)    “Exchange Act” means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.
(v)    “Incumbent Board” means a Board of Directors at least a majority of whom consist of individuals who either are (A) members of the Company’s Board of Directors as of January 1, 2004 or (B) members who become members of the Company’s Board of Directors subsequent to January 1, 2004 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-third (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
(vi)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(vii)    “Voting Stock” means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity’s Board of Directors.
3.10    Delayed Payments To Specified Employees: Notwithstanding the other provisions of this Article III, in the event a Participant who is a “specified employee” (as determined by the Plan Administrator in accordance with rules established by the Plan Administrator in accordance with Section 409A) becomes entitled to payments upon Retirement (except for Disability Retirement) or other termination of employment, payment of such benefits shall not commence until 6 months after such Participant separates from service and on such date, the payments that would have been made during such six-month period shall be made and the Participant’s regular monthly payments determined in accordance with this Article III shall commence.

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ARTICLE IV
RETIREMENT BENEFITS
4.1    Normal Retirement Benefit: The Normal Retirement Benefit of a Participant at his Normal Retirement Date shall be the sum of the Participant’s SERP Benefit and Restoration Benefit, minus the Participant’s Equifax Pension Plan Benefit, provided that the total combined Normal Retirement Benefit determined under this Plan and the Equifax Pension Plan shall not exceed fifty percent (50%) of the Participant’s Average Annual Compensation (the “50% Maximum Benefit Limit”). If the Normal Retirement Benefit payable under this Plan and the Equifax Pension Plan exceed the 50% Maximum Benefit Limit, the Participant’s Restoration Benefit (if any) shall be reduced first until the 50% Maximum Benefit Limit is satisfied and, if further reductions are necessary, the Participant’s SERP Benefit shall be reduced until the 50% Maximum Benefit Limit is satisfied. The Plan Administrator shall have the authority to adjust the Participant’s benefits to satisfy the 50% Maximum Benefit Limit. The limitations of Section 415 of the Code shall not apply to benefits payable pursuant to this Plan.
(a)    SERP Benefit: The Participant’s annual SERP Benefit shall be an amount equal to:
(i)    2.5% of the Participant’s Average Annual Compensation multiplied by the Participant’s Years of Senior Executive Officer Service up to ten (10) years, plus
(ii)    1.67% of the Participant’s Average Annual Compensation multiplied by the Participant’s Years of Senior Executive Officer Service in excess of ten (10) years up to twenty (20) years.
The maximum number of Years of Senior Executive Officer Service a Participant can accrue under the Plan is twenty (20) and any years in excess of twenty (20) shall be treated as Years of Benefit Service subject to the Restoration Benefit formula in subsection (b) below. If a Participant’s Years of Senior Executive Officer Service exceed twenty (20) and he remains a Participant in this Plan, the Participant’s Compensation shall continue to count for purposes of determining the Participant’s Average Annual Compensation, if counting such Compensation would increase the Participant’s SERP Benefit. A Participant who has less than three (3) years of Senior Executive Officer Service shall not be entitled to any SERP Benefits under the Plan (but such Participant may be entitled to a Restoration Benefit).
(b)    Restoration Benefit: The Participant’s annual Restoration Benefit shall be an amount equal to:
(i)    1% of the Participant’s Final Average Annual Earnings multiplied by the Participant’s Years of Benefit Service, plus

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(ii)    0.35% of the Participant’s Final Average Annual Earnings, minus the Participant’s Covered Compensation, multiplied by the Participant’s Years of Benefit Service (not to exceed 36 years).
For purposes of determining a Participant’s Restoration Benefit, Years of Benefit Service that are also credited as Years of Senior Executive Officer Service and used in determining the Participant’s SERP Benefit (to the extent the Participant has qualified for such benefit) shall not be used in the calculation of the Restoration Benefit. Except as otherwise provided herein, the Participant’s Restoration Benefit shall be determined in the same manner as the Participant’s benefit under the Equifax Pension Plan, provided, that if the Participant is not receiving credit for Years of Benefit Service under the Equifax Pension Plan or was never a participant in the Equifax Pension Plan, the Restoration Benefit shall be determined in the same manner as if the Participant were an active Participant in the Equifax Pension Plan during the period the Participant is an active Participant in this Plan.
(c)    Equifax Pension Plan Benefit: The Participant’s Equifax Pension Plan Benefit shall be the annual amount payable to the Participant at Normal Retirement Date in the form of a single life annuity under the Equifax Pension Plan. The reduction for the Equifax Pension Plan Benefit under this Section 4.1 shall be made on the date payments are to commence to the Participant under this Plan by first determining the SERP Benefit and/or Restoration Benefit (as applicable) as of the payment date (including any reduction for early commencement of such benefits as provided for in Section 3.3) and then reducing such benefits by the Equifax Pension Plan Benefit payable at such date in the same form of payment.

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ARTICLE V
PRE-RETIREMENT DEATH BENEFITS
5.1    In General: The pre-retirement death benefits payable following the death of a Participant shall only be payable with respect to an eligible Participant who is an employee at the time of his death and shall only be payable to the extent provided below. Except as otherwise provided herein, if an Executive (i) has ceased to be an eligible Participant, or (ii) is a Vested Participant who is unmarried (including an unmarried Participant entitled to an Early Retirement Benefit) and is only entitled to a Restoration Benefit, or (iii) has terminated employment prior to his death, no death benefit shall be payable pursuant to this Article V.
5.2    Death Prior to Eligibility for Retirement or a Vested Participant Benefit: No death benefit is provided under this Plan for Participants who die prior to completing the eligibility requirements for Retirement or a Vested Participant benefit.
5.3    Death of Married Participant After Attaining Eligibility for Vested Participant Benefit: If a Participant who has an Eligible Spouse dies while employed by the Company after completing the requirements for a Vested Participant benefit, the Participant’s Eligible Spouse shall be paid the survivor annuity which would have been payable had the Participant terminated employment immediately prior to the date of his death and lived to the earliest age at which the Participant could have started to receive benefits under the Plan, then commenced his Vested Participant benefit (subject to reduction for early payment as provided in Section 3.5) in the form of a joint and 50% survivor annuity (with the Eligible Spouse as the designated survivor) and died immediately thereafter. The survivor annuity payments will commence on the first day of the calendar month coinciding with or next following the date which would have been the earliest date the deceased Participant could have started to receive benefits under the Plan, provided the Eligible Spouse is living on such date. The Participant’s Eligible Spouse shall receive the monthly 50% survivor annuity and the payments shall cease on the Eligible Spouse’s death. If the Participant terminates employment after satisfying the requirements for a Vested Participant benefit but dies prior to the date his benefit commences, his surviving Eligible Spouse shall be entitled to the death benefits provided by this Section 5.3.
5.4    Death of Married Participant After Attaining Eligibility for Early or Normal Retirement: If a Participant who has an Eligible Spouse dies while employed by the Company after completing the eligibility requirements for Early Retirement or Normal Retirement, the Participant’s Eligible Spouse shall be paid the survivor annuity (subject to the reduction for Early Retirement) which would have been payable under this Plan had the Participant retired immediately prior to the date of his death, and had his Early Retirement or Normal Retirement Benefit (whichever is applicable) payable as a joint and 50% survivor annuity (with the Eligible Spouse as the designated survivor). The survivor annuity payments will commence on the first day of the month following the date of death of the

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Participant, provided the Eligible Spouse is living on such date. The Participant’s Eligible Spouse shall receive the monthly 50% survivor annuity payments and the payments shall cease on the Eligible Spouse’s death. If the Participant terminates employment after satisfying the requirements for Early Retirement but delays commencement of his benefits, the Participant’s surviving Eligible Spouse shall be covered by the death benefit provisions of this Section 5.4 until the Participant’s benefit payments commence.
5.5    Death of Unmarried Participant Entitled To SERP Benefit: If a Participant who does not have an Eligible Spouse dies while employed by the Company after completing the requirements for a Vested Participant SERP Benefit or an Early or Normal Retirement SERP Benefit, the Participant’s Beneficiary shall be paid an amount equal to fifty percent (50%) of the lump sum Actuarial Equivalent of the Participant’s Accrued Benefit (including the portion, if any, of such Accrued Benefit which is a Restoration Benefit and subject, if applicable, to reduction for early payment). The pre-retirement death benefit under this Section 5.5 shall be payable in five (5) substantially equal annual installments commencing on the date the Participant would have attained age 55 or if the Participant had already attained age 55 at the date of death, the first day of the month following the date of death.

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ARTICLE VI
ADMINISTRATION
6.1    General Duties: The Plan Administrator shall enforce and administer the Plan, and shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:
(a)    to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and to notify the Participant and the Company, where appropriate;
(b)    to adopt rules as it deems necessary, desirable or appropriate;
(c)    to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;
(d)    to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;
(e)    to receive from the Company and from Participants such information as shall be necessary for the Plan Administrator to perform its duties hereunder;
(f)    to furnish the Company, upon request, such annual reports as are reasonable and appropriate with respect to the Plan Administrator’s duties hereunder;
(g)    to receive, review and keep on file (as it deems convenient or proper) reports of the receipts and disbursements of the Plan;
(h)    to appoint or employ individuals to assist in the administration of its duties under the Plan and any other agents as it deems advisable, including legal or actuarial counsel.
The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for any benefits under the Plan. The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters are final and conclusive.
6.2    Application and Forms For Benefit: The Plan Administrator may require a Participant to complete and file with the Plan Administrator an application for benefits and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including the Participant’s current mailing address.

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6.3    Facility of Payment: Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Company to apply the payment for the benefit of such person in such manner as the Plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of the Plan Administrator of any liability for the selection of such payee or the making of such payment under the provisions of the Plan.
6.4    Company to Furnish Information: To enable the Plan Administrator to perform its functions, the Company shall supply full and timely information to the Plan Administrator of all matters relating to the pay of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Plan Administrator may require. When making any determination, the Plan Administrator shall be entitled to rely upon information furnished by the Company, legal counsel for the Company, or the actuary.
6.5    Plan Administrator to Furnish Other Information: To the extent not otherwise provided in the Plan, the Plan Administrator shall be responsible for providing all notices and information required under ERISA to all Participants.
6.6    Claims Procedure: A Participant who believes that he is entitled to benefits under the Plan which have not been paid must file a written claim for such benefits. All claims for benefits shall be in writing and shall be filed with the Plan Administrator. If the Plan Administrator wholly or partially denies a Participant’s claim for benefits, the Plan Administrator shall give the claimant written notice within sixty (60) days after the Plan’s receipt of the claim setting forth:
(a)    the specific reason(s) for the denial;
(b)    specific reference to pertinent Plan provisions on which the denial is based;
(c)    a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and
(d)    an explanation of the Plan’s claim review procedure.
Each Participant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Participant within 60 days after he received the written notice denying his claim. The decision of the Plan Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Participant. Such written notice shall set forth the basis for the Plan Administrator’s decision. If there are special circumstances

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which require an extension of time for completing the review, the Plan Administrator’s decision shall be rendered not later than 120 days after receipt of a request for review.

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ARTICLE VII
PLAN FINANCING
The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to a Participant shall be paid from the general assets of the Company, and nothing contained in this Plan shall require the Company to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Company and Participants shall have the status of general unsecured creditors of the Company under the Plan with respect to any obligation of the Company to pay benefits pursuant hereto.
Notwithstanding the preceding paragraph, the Company may at any time transfer assets to a trust (which trust may include assets set aside with respect to other plans maintained by the Company), or purchase insurance or annuity contracts, for purposes of paying all or any part of its obligations under this Plan. However, to the extent provided in the trust only, such transferred amounts shall remain subject to the claims of general creditors of the Company. To the extent that assets are held in a trust when a Participant’s benefits under the Plan become payable, the Plan Administrator shall direct the trustee to pay such benefits to the Participant from the assets of the trust.

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ARTICLE VIII
AMENDMENT; TERMINATION
8.1    Amendment: The Company reserves the right to make from time to time any amendment or amendments to this Plan, provided, however, that no such amendment shall have the effect of reducing the Accrued Benefit of any Participant as of the date of such amendment, or eliminate or adversely affect the rights as of the date of such amendment of any Participants including, without limitation, the right to earn a vested benefit or the timing or form of payment of benefits under Article III.
8.2    Right to Terminate: The Company may terminate the Plan at any time by resolution of the Board. In the event of the termination of the Plan, the rights of all affected Participants to their Accrued Benefits as of the date of such termination shall be fully vested and nonforfeitable. No such termination of the Plan shall have the effect of reducing the Accrued Benefit of any Participant as of the date of such termination, or eliminating or adversely affecting the rights of Participants including, without limitation, the timing or form of benefit payments under Article III.

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ARTICLE IX
MISCELLANEOUS
9.1    Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company or an Adopting Employer to discharge any Participant or Executive, with or without cause.
9.2    Rights Under Plan: No Participant shall have any right to or interest in, the Plan upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Participant.
9.3    Nonalienation of Benefits: Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Participant, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.
9.4    Headings for Convenience Only: The headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in construction of the provisions hereof.
9.5    Multiple Copies: This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute one and the same with respect to a matter under the Plan, which shall be sufficiently evidenced by any one thereof.
9.6    Governing Law: This Plan shall be construed and enforced in accordance with the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the State of Georgia shall govern.
9.7    Taxes: If the whole or any part of any Participant’s Accrued Benefit shall become liable for the payment of any estate, inheritance, income, or other tax which the Company shall be required to pay or withhold, the Company shall have the full power and authority to withhold and pay such tax out of any moneys it owes to the Participant. The Company shall provide notice to the Participant of any such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

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9.8    Successor Company: In the event of the merger, consolidation or reorganization of the Company, provision may be made by which the Plan will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.
9.9    Conformance with Section 409A: At all times, this Plan shall be operated in accordance with the requirements of Section 409A, including any applicable transition rules. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Administrator or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. If the failure to take an action under the Plan would violate Section 409A, then to the extent it is possible thereby to avoid a violation of Section 409A, the rights and effects under the Plan shall be altered to avoid such violation. Any provision in this Plan that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan to satisfy the requirements of Section 409A, but that is not expressly set forth, shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. In all cases, the provisions of this Section 9.9 shall apply notwithstanding any contrary provision of the Plan that is not contained in this Section.
IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed as of the _____ day of _______________, 2015.

EQUIFAX INC. By: _______________________________

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APPENDIX A
ELIGIBLE SENIOR EXECUTIVE OFFICERS
(Updated January 1, 2015)

Name of Participant	Date of Eligibility for Participation	Years of Senior Executive Officer Service Credited at Date of Eligibility	Additional Years of Benefit Service Credited At Date of Eligibility
Karen Gaston	1/1/2004	7	19 (Retired 6/1/06)
Don Heroman	1/1/2004	1	0 (Retired 6/1/07)
Kent Mast	1/1/2004	3	0 (Retired 2/28/13)
Paul Springman	2/7/2005	4	10 (Retired 3/31/15)
Coretha Rushing	5/11/06	0	0
Dann Adams	8/15/06	5	3
Rudy Ploder	8/15/06	3	0
Michael Shannon	8/15/06	6	9 (Retired 8/31/10)
Rob Webb	8/15/06	2	0 (Terminated 8/14/09)
Lee Adrean	10/4/06	0	0 (Retired 5/23/14)
Steve Ely*	5/2/07	1	2 (Retired 12/31/10)
Alex Gonzalez**	1/1/10	0	4 (Terminated 4/1/15)
Trey Loughran	1/1/10	4	0
Paulino Barros	4/26/10	0	0
John Hartman	4/12/10	0	0
David Webb	1/18/10	0	0

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Name of Participant	Date of Eligibility for Participation	Years of Senior Executive Officer Service Credited at Date of Eligibility	Additional Years of Benefit Service Credited At Date of Eligibility
J Kelley	1/1/13	0	0
John Gamble	5/21/14	0	0
Andy S. Bodea***	1/1/15	0	0
Steven Stripe****	1/1/16	0	0
*Credited with Senior Executive Officer Service through 12/31/09 and Benefit Service for 2010.
**Credited with Senior Executive Officer Service through 12/31/14 and Benefit Service commencing 1/1/15.
***As of Date of Eligibility for Participation, not credited with any previous Years of Benefit Service, but credited with previous Years of Vesting Service, provided that he shall not be eligible for any Restoration Benefit under the Plan.
****As of Date of Eligibility for Participation, not credited with any previous Years of Benefit Service, but credited with previous Years of Vesting Service, provided that he shall not be eligible for any Restoration Benefit under the Plan.

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APPENDIX B

ELIGIBLE EXECUTIVE OFFICERS
(Updated November 2, 2010)

Name of Participant	Date of Eligibility	Years of Benefit Service Credited At Date of Eligibility
Mike Schirk	Waived eligibility and accrued benefit pursuant to a waiver, executed in 2005	0
Nuala King	3/22/2004	0

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APPENDIX C

PARTICIPATION
OF
RICHARD F. SMITH

Name of Participant	Date of Eligibility	Years of Senior Executive Officer Service (at Date of Eligibility)	Additional Years of Benefit Service (at Date of Eligibility)
Richard F. Smith	9/19/05	5	0

Special Provisions

1.	Executive is vested in his Accrued Benefit as of his Date of Eligibility (9/19/05).

2.
For purposes of determining Executive’s Compensation (as defined in Section 1.1(l) of the Plan) for 2006, the “guaranteed bonus” paid on 9/19/05 shall be included in Compensation and the “Value Replacement Awards” paid or made on 9/19/05 shall be excluded from Compensation.

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